Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PCS Edventures!.com, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Anthony A. Maher, CEO Chairman of the Board of Directors and acting CFO of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	November 15, 2010	By:	/s/Anthony A. Maher
CEO, Chairman of the Board of Directors and acting CFO (principal executive officer)

 A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnish by the Company and furnished to the Securities and Exchange Commission or its staff upon request.